Exhibit 4.50

AMENDED AND RESTATED COOPERATIVE OPERATION AGREEMENT

by and among

BEIJING MIYUAN INFORMATION TECHNOLOGY CO., LTD.

and

SHANGHAI HUAQIANSHU INFORMATION TECHNOLOGY CO., LTD.

SHANGHAI SHIJI JIAYUAN MATCHMAKING SERVICE CENTER

March 1, 2014

AMENDED AND RESTATED COOPERATIVE OPERATION AGREEMENT

This AMENDED AND RESTATED COOPERATIVE OPERATION AGREEMENT (this “Agreement”) is made and entered into as of March 1, 2014 in Beijing by and among:

(1)            BEIJING MIYUAN INFORMATION TECHNOLOGY CO., LTD. (“Party A”)

Registered address: South of 04-00 & 01, 14F, No.35 Anding Road, Chaoyang District, Beijing

Legal representative: Linguang WU

(2)            SHANGHAI HUAQIANSHU INFORMATION TECHNOLOGY CO., LTD. (“Party B”)

Registered address: Room 202, No.970 Dalian Road, Yangpu District, Shanghai

Legal representative: Yongqiang QIAN

(3)            SHANGHAI SHIJI JIAYUAN MATCHMAKING SERVICE CENTER (“Party C”)

Registered address: Rooms 201, 202 & 203, 9# Building, Lane 970, Dalian Road, Yangpu District

Legal representative: Haiyan GONG

For the purpose of this Agreement, Party A, Party B and Party C shall be collectively referred to as the “Parties”, and each a “Party”; Party B and Party C shall be jointly and severally liable for the duties and obligations under this Agreement.

WHEREAS

1.               Party A is a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China (“China” or “PRC”); ;

2.               Party B is a limited liability company incorporated and duly existing in China, and is the lawfully approved as the sole organizer of Party C;

3.               Party C is a privately funded non-enterprise institution; incorporated under the laws of China which engages in the provision of matchmaking services, psychological consulting services, wedding etiquette services, coordination of recreational activities for singles, and partner-seeking information announcement, etc;

4.               Party B, Party C and Miyuan (Shanghai) Information Technology Co., Ltd. (“Shanghai Miyuan”) entered into the Cooperative Operation Agreement (“Original

Cooperative Operation Agreement”) on January 25, 2011. Now, subject to the consents of Party A, Party B, Party C and Shanghai Miyuan, Shanghai Miyuan transfers all its rights and obligations under the Original Cooperative Operation Agreement to Party A and agrees to make amendments and restatements to the Original Cooperative Operation Agreement. Such amended and restated agreement, i.e. this Agreement, once executed, supersedes and replaces any and all prior agreements or other legal documents, including, but not limited to the Original Cooperative Operation Agreement, entered into by and among the Parties and Shanghai Miyuan regarding the cooperative operation.

Upon mutual consultation, the Parties hereby agree as follows:

ARTICLE I. COMPANY OPERATION

1.1           Pursuant to the Amended and Restated Exclusive Technology License and Services Agreement entered into by and between Party A and Party C, Party C shall make relevant payments to Party A for the purpose of ensuring Party C’s normal operation and its ability to make abovementioned payments on time, the Parties hereby mutually agree that, from the execution date of this Agreement, without Party A’s prior written consent, neither shall Party B and Party C be directly or indirectly engaged in, nor shall Party B procure Party C to be directly or indirectly engaged in any transactions or similar actions that may have a material impact on Party C’s assets, rights and interests, and operations, etc., including but not limited to the following:

1.1.1                    transfer the relevant rights and obligations under this Agreement to any third party;

1.1.2                     supplement, alter or modify the provisions of the Articles of Association of Party C (a private non-enterprise entity), increase or decrease the start-up capital in any manner, or change the organizer of Party C by other means;

1.1.3                     transfer or promise to transfer the sponsorship of Party C to third parties in any manner, or dispose or reduce the organizing/hosting right of Party C by other means, or create any mortgage, pledge, security or other restrictions on such rights and interests of the organizing/hosting right of Party C;

1.1.4                     procure or agree to Party C’s sale, transfer, mortgage, or otherwise dispose of any assets, rights, business, external investment, or acquisition of any assets,

rights, business or external investment of third parties, or creation of any security interests or rights restriction on any assets, rights, business or external investment, or to the making any commitments to any of the above, other than in the Normal Course of Business;

1.1.5                     procure the closure or suspension of the business of Party C or the dissolution or liquidation of Party C, change the main business or business policy of Party C, or conduct any business activities that Party C has not conducted yet;

1.1.6                     procure or agree to Party C’s assumption of any debts or the provision of any loans or guarantees to third parties other than in the Normal Course of Business;

1.1.7                     enter into or procure Party C to enter into any agreements, commitments or documents that have a material impact on Party C other than in the Normal Course of Business;

1.1.8                     enter into or procure Party C to enter into any material business contracts in Party C’s Normal Course of Business; material business contracts shall refer to any written or oral contracts, agreements, arrangements or commitments entered into by and between Party C and any third party relating to Party C’s business operation that may have an impact on the interests of Party A in the Amended and Restated Exclusive Technology License and Services Agreement or may cause Party A to make any alteration or termination to the Amended and Restated Exclusive Technology License and Services Agreement;

1.1.9                     accept or acknowledge or procure Party C to accept or acknowledge requests or demands by the adverse party in relevant litigation, arbitration, dispute or similar circumstances;

1.1.10              procure Party C’s merger or division, merger or amalgamation with third parties, or acquisition of any entity or investment in any entity;

1.1.11              procure Party C to transfer income in any manner;

1.1.12              carry out any activities beyond Party C’s normal business scope or carry out business operation inconsistent with Party C’s past and normal business practices;

1.1.13              procure Party C to change its normal business procedures in any manner, or modify any major internal rules and regulations of Party C; and

1.1.14             procure Party C to change its business operation model, marketing strategy or make significant adjustment to its customer relationship in any manner.

For the avoidance of any doubt, “Normal Course of Business” under this Article 1 shall mean the normal business practices of Party C in carrying out its current business operation, and if the Parties have any conflicts of interpretation to the term “Normal Course of Business”, the interpretation of Party A shall prevail.

1.2            Party B hereby undertakes that from the execution date of this Agreement, Party B shall:

1.2.1                    within three (3) days after execution of this Agreement, execute a Power of Attorney in content and form same as the Exhibit A attached hereto and authorize Party A’s designated person to act as its representative or a member of Party C’s management committee to exercise all his/her rights as a member of Party C’s management committee at management committee meetings pursuant to Party C’s Articles of Association and relevant laws;

1.2.2                     without Party A’s prior written consent, Party B warrants that during the effective term of this Agreement and within one (1) year after the expiration of this Agreement, Party B shall not (and will not allow its Affiliated Person or Affiliated Company to), directly or indirectly, whether in the name of the individual or as a representative or employee of other companies, enterprises, persons, organizations or legal entities, provide consulting services or other assistances, or in association with such companies, enterprises, persons, organizations or legal entities, or carry out any business that is the same as or similar to or may directly or indirectly compete with the business that Party A and/or Party C provides, or own any interests in such competing business in any other manner;

1.2.3                     Party B shall be liable for the breach of obligations under the above Article 1.2.2, and the income generated from the job in competition with Party A or

Party C shall belongs to Party A. Further, Party B shall be liable for the actual loss suffered by Party A and/or Party C thereof.

In this Agreement “Affiliated Company” means, with respect to specified person or entity, any other person, partnership, company, trust or other entity that, directly or indirectly, controls, is controlled by or is under common control with such specified person or entity. “Control” means, directly or indirectly, having the ownership of more than 50% of shares or issued and outstanding shares or other ownership rights and interests that have director election rights or similar rights.

In this Agreement, “Affiliated Person” includes (i) Party B’s shareholders, (ii) any type of organization in which Party B’s shareholder serves as management personnel, director or partner or directly or indirectly holds 10% or more actual interests, (iii) any trust or other assets that Party B’s shareholder has a material actual interests, or Party B’s shareholder serves as trustee (or similar position to trustee), and (iv) major relatives of Party B’s shareholder, such major relatives include spouse, parents, children, grandparents on both side, siblings and their spouses, daughters-in-law, sons-in-law of Party B’s shareholders, and parents, grandparents on both side, siblings and their spouses of the spouses of Party B’s shareholders.

1.3           Party C hereby undertakes that:

1.3.1                     without Party A’s prior written consent, Party C warrants that during the effective term of this Agreement and within one (1) year after the expiration of this Agreement, Party C shall not (and will not allow its Affiliated Person or Affiliated Company to) ,directly or indirectly, whether in the name of the individual or as a representative or employee of other companies, enterprises, persons, organizations or legal entities, provide consulting services or other assistances, or in association with such companies, enterprises, persons, organizations or legal entities, or carry out any business that is the same as or similar to or may directly or indirectly compete with the business that Party A provides, or own any interests in such competing business in any other manner;

1.3.2                     Party C shall be liable for the breach of obligations under the above Article 1.3.1, and the income generated from the job in competition with Party A shall belong to Party A. Further, Party A shall be entitled to hold Party C liable for the actual loss suffered by Party A thereof;

1.3.3                     Party C shall execute all necessary or appropriate documents, adopt all the necessary or appropriate actions, make all necessary or appropriate accusations, or make all necessary and appropriate defense against all claims to maintain the relevant ownership of all the assets of Party C;

1.3.4                     Party C shall immediately notify Party A of any litigation, arbitration or administrative proceedings related to the assets, business and income of Party C that have taken place or may take place.

ARTICLE II. APPOINTMENT OF MANAGEMENT COMMITTEE MEMBERS AND KEY EMPLOYEES

2.1           Party B hereby warrants that as the organizer of Party C, it shall immediately appoint the persons designated by Party A as Party C’s management committee member upon Party A’s request.

2.2           Party B and Party C hereby warrant that they shall immediately appoint the persons designated by Party A as Party C’s key employees upon Party A’s request.

2.3           Party B and Party C hereby warrant that Party A may, in its sole discretion, request to re-designate the personnel at any time, to terminate or replace the management committee members or key employees of Party C; if the aforesaid management committee members or key employees of Party C are employees of Party A, upon his/her departure or dismissal by Party A, he/she will simultaneously be disqualified to hold any positions in Party C; the vacancy in Party C thereof shall continue to be designated by Party A.

ARTICLE III. DEFAULT AND TERMINATION

3.1           If one Party breaches its obligations and therefore causes losses to the other parties, the defaulting party shall be liable for its breach in accordance with law.

3.2           Any waiver from one Party to the defaulting party for the latter’s breach shall not be effective unless made in writing. Any Party’s failure or delay in exercising any rights or remedies under this Agreement shall not constitute a waiver of such rights or remedies; Partial exercise of rights or remedies shall not preclude from exercising other rights or remedies.

ARTICLE IV. CONFIDENTIALITY

4.1           The Parties agree that any material and information acquired, learned or accessed by one Party from other parties during the performance of this Agreement shall be confidential information and are of important economic and commercial value to the providing Party (the “Confidential Information”, however, information that can be accessed or obtained from the public is not Confidential Information), and the Parties undertake to keep them confidential by taking all reasonable confidentiality measures; No Party shall make use of the Confidential Information, nor disclose, give or assign the Confidential Information to any third party without the prior written consent of the providing party, except for the purpose of performing this Agreement.

4.2           Upon termination of this Agreement, each Party shall dispose all documents, materials or software containing the Confidential Information in accordance with the providing Party’s requirements, and remove the Confidential Information from any relevant memory devices, and be refrained from making any further use of the Confidential Information.

4.3           The Parties agree that this Article 4 shall survive the alteration, dismiss or termination of this Agreement.

1.                  ARTICLE V. DISPUTE RESOLUTION

5.1           The conclusion, validity, interpretation and performance, and dispute resolution under this Agreement shall be governed by the laws of the People’s Republic of China.

5.2           Any dispute arising out of or relating to this Agreement shall be settled by the disputing parties through consultation. In case the disputing parties fail to reach an agreement within thirty (30) days of the dispute, such dispute shall be submitted to the Shanghai branch of China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Shanghai in accordance with the arbitration rules of CIETAC then in effect. The arbitration award shall be final and binding upon the disputing parties.

ARTICLE VI. FORCE MAJEURE

6.1           “Events of Force Majeure” means any event that is beyond the reasonable control of a Party and is unavoidable after the effected party taking reasonable precautions, including but not limited to government action, natural force, fire, explosion, storm, flood, earthquake, tide, lightning or war. The Party so affected by the Events of Force Majeure and therefore seeking release from performing the obligations under this Agreement shall notify the other parties of such release of obligations as early as possible.

6.2           When obligations under this Agreement is delayed or prevented from the performing by the Events of Force Majeure as defined above, the affected Party shall not be liable for any obligations under this Agreement to the extent of the delay or prevention. The Party affected by the Events of Force Majeure shall take appropriate measures to minimize or eliminate the effects of the Events of Force Majeure, and endeavor to recover the performance of the obligations delayed or prevented by the Events of Force Majeure. The Parties agree to make best efforts to recover the performance of obligations under this Agreement upon the elimination of the Events of Force Majeure.

ARTICLE VII. NOTICE

All notices, requests, demands and other correspondences required by or in accordance with this Agreement shall be delivered to the relevant parties in writing. The above notices or other correspondences shall be deemed to have been delivered upon sending through fax or telegraph, upon personally delivered if it is delivered in person, or on the fifth day of mailing if sent by mail.

ARTICLE VIII. MISCELLANEOUS

8.1           All exhibits of this Agreement shall be an integral part of this Agreement and shall have the same legal force as this Agreement.

8.2           The Parties hereby agree and acknowledge that Party B and Party C shall not transfer any of its rights and obligations under this Agreement to any third party other than the Parties hereunder without the prior written consent of Party A. Party B and Party C hereby agree and acknowledge that when needed, Party A may transfer its rights and obligations under this Agreement to a third party without the prior consent of Party B and Party C; Further, when such transfer takes place, Party A only needs to send written notices to Party B and Party C without consent of Party B and Party C.

8.3           In the event that any provision of this Agreement becomes invalid or unenforceable due to its inconsistency with relevant laws, such provision shall only be invalid or unenforceable within the jurisdiction of the relevant laws, and the legal force of the remaining provisions of this Agreement shall not be affected.

8.4           Any amendment and supplement to this Agreement shall be made in writing by the Parties. Duly executed amendment and supplement to this Agreement shall constitute part of this Agreement and shall have the same legal force as this Agreement.

8.5           This Agreement and its exhibits shall constitute an entire agreement among the Parties with respect to the matters reached in this Agreement, and shall hereby supersede any previous agreements, contracts, understandings or correspondences among the Parties with respect to the matters reached in this Agreement, whether verbally or in writing.

8.6           The Parties hereby acknowledge that this Agreement shall become effective upon the execution by the Parties and shall be valid until January 24, 2021, unless terminated earlier by the Parties in writing. Prior to the expiration date of this Agreement, if any Party requests for an extension of this Agreement, the Parties shall reasonably consult with one another. If a mutual agreement is reached, the Parties shall enter into a separate Cooperative Operation Agreement in accordance with the agreement; otherwise the term of this Agreement shall be automatically extended for ten (10) years and the Parties shall continue to perform this Agreement

8.7           During the term of this Agreement, neither Party B nor Party C shall request for an early termination of this Agreement. Notwithstanding the aforesaid, Party A shall at all times be entitled to terminate this Agreement thirty (30) days in advance by giving a written notice to the other parties.

8.8           This Agreement shall be signed in three (3) copies in Chinese. Each Party shall retain one copy of this Agreement and each copy shall have the same legal force.

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[Signature page]

IN WITNESS WHEREOF, the Parties have caused this Amended and Restated Cooperative Operation Agreement on the date and in the place as first above written.

Party A:

Beijing Miyuan Information Technology Co., Ltd.

(Company seal) [Seal: Beijing Miyuan Information Technology Co., Ltd.]

Signature:
Name:
Title: Authorized Representative

Party B:

Shanghai Huaqianshu Information Technology Co., Ltd.

(Company seal) [Seal: Shanghai Huaqianshu Information Technology Co., Ltd.]

Signature:
Name:
Title: Authorized Representative

Party C:

Shanghai Shiji Jiayuan Matchmaking Service Center

(Company seal) [Seal: Shanghai Shiji Jiayuan Matchmaking Service Center]

Signature:
Name:
Title: Authorized Representative

Amended and Restated Cooperative Operation Agreement —Shanghai Shiji Jiayuan Matchmaking Service Center

Exhibit A: Form of Power of Attorney

Power of Attorney

Shanghai Huaqianshu Information Technology Co., Ltd. (with registered address at Room 202, No.970 Dalian Road, Yangpu District, Shanghai, the “Company”), being the sole organizer of Shanghai Shiji Jiayuan Matchmaking Service Center (the “Matchmaking Center”), hereby jointly and severally irrevocably authorize                        [person designated by Party A] to exercise the following rights during the term of this power of attorney:

[person designated by Party A] is hereby authorized to [fully represent the Company to exercise all powers or rights in the management committee of the Matchmaking Center pursuant to the Articles of Association of the Matchmaking Center/ to exercise all powers or rights entitled as a member of the management committee under the Articles of Association of the Matchmaking Center], including but not limited to the rights such as the electing committee director, deputy director or appointing key employees at the management committee and/or decide the operation policy and other major issues of the Matchmaking Center.

The validity of the above authorization and delegation shall be subject to the validity of the designation by Beijing Miyuan Information Technology Co., Ltd. The authorization and delegation to                  [person designated by Party A] made by the Company shall automatically be terminated and invalid upon the evocation or termination by Beijing Miyuan Information Technology Co., Ltd. of its designation of                  [person designated by Party A]. I hereby undertake to delegate and/or authorize another person designated by Beijing Miyuan Information Technology Co., Ltd. to exercise the above rights.

This authorization and delegation shall take into effect as of the execution date and terminate upon the termination of the Amended and Restated Cooperative Operation Agreement, unless the Amended and Restated Cooperative Operation Agreement entered into by and among Beijing Miyuan Information Technology Co., Ltd., the Matchmaking Center and the Company is terminated for any reason.

Shanghai Huaqianshu Information Technology Co., Ltd.

Authorized representative:

Name: Yongqiang QIAN

Date: